UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 13, 2012

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 13, 2012, Central Garden & Pet Company (the “Company”) entered into a supplemental indenture (the “Supplemental Indenture”) with certain subsidiaries of the Company that are guarantors and Wells Fargo Bank, National Association, as trustee, in connection with the Company’s offering of $50 million of its 8.25% senior subordinated notes due 2018 (the “Notes”) in a private placement. The Notes are part of a series of notes issued by the Company on March 8, 2010 and are substantially identical to the previously issued notes, except for the issue date, issue price, first interest payment date and transfer restrictions. A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto.

In connection with the offering of the Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of February 13, 2012 (the “Registration Rights Agreement”), among the Company and the initial purchasers of the Notes (the “Initial Purchasers”), to use its reasonable best efforts to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”), so as to allow holders of the Notes to exchange the Notes for the same principal amount of new notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, the Company agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2011 Bonus Determinations

On February 14, 2012, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved bonus payments to each of the Company’s named executive officers in respect of fiscal 2011. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 9, 2012 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the Bonus and Total columns in the fiscal 2011 summary compensation table for the named executive officers previously set forth in the Proxy Statement. No other amounts have changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqual- ified Deferred Compensation Earnings	All Other Compen sation (3)	Total
William E. Brown Chairman and Chief Executive Officer	2009	$640,769	$487,500	$216,000	$1,906,000	—	—	$13,584	$3,263,853
	2010	$650,000	$350,000	$449,500	$482,400	—	—	$13,381	$1,945,281
	2011	$650,000	—	—	$999,628	—	—	$13,578	$1,663,206

Gus D. Halas President and Chief Executive Officer Central Operating Companies (4)	2011	$265,000	$400,000	$509,355	$999,628	—	—	$1,144,746	$3,318,729

Frank P. Palantoni Executive Vice President and President – Pet Products (5)	2011	$265,385	$106,000	$472,500	$273,000	—	—	$63,176	$1,180,061

Michael A. Reed Executive Vice President	2009	$425,000	$250,000	—	$173,250	—	—	$21,848	$870,098
	2010	$425,000	$180,625	—	$241,200	—	—	$21,621	$868,446
	2011	$425,000	$106,000	—	$191,100	—	—	$21,428	$743,528

Lori A. Varlas Senior Vice President and Chief Financial Officer (6)	2011	$296,692	$100,000	$378,000	$136,500	—	—	$21,917	$933,109

Stuart W. Booth Former Senior Vice President and Chief Financial Officer(7) (8)	2009	$380,000	$190,000	—	—	—	—	$38,037	$608,037
	2010	$416,616	$200,000	—	$228,340	—	—	$72,107	$917,063
	2011	$385,799	—	—	—	—	—	$30,135	$415,934

(1)	This column represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by the named executive officers.

(2)	This column represents the grant date fair value in accordance with ASC 718. Please refer to Note 12, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10—K filed on November 21, 2011 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.
(3)	The components of the “All Other Compensation” column for fiscal 2011 are detailed in the following table:

Description	Brown	Halas	Palantoni	Reed	Varlas	Booth
Company matching contribution to 401(k) plan	$2,500	$1,750	$3,185	$3,050	$3,142	$3,050
Medical and life insurance premiums	$11,078	$5,703	$5,703	$7,578	$8,775	$11,127

Car allowance or lease	—	$5,000	$7,000	$10,800	$10,000	$15,958
Relocation expenses	—	$265,275	$25,654	—	—	—
Housing allowance	—	$52,500	—	—	—	—
Tax gross-up payments	—	$234,518	$21,635	—	—	—
Consulting payments	—	$580,000	—	—	—	—
Total	$13,578	$1,144,746	$63,176	$21,428	$21,917	$30,135

(4)	Mr. Halas was appointed President and Chief Executive Officer of the Central Operating Companies in April 2011.
(5)	Mr. Palantoni was appointed Executive Vice President and President – Pet Products in February 2011.
(6)	Ms. Varlas was appointed Senior Vice President and Chief Financial Officer in December 2010.
(7)	Includes $58,461 of accrued vacation paid in November 2009. Mr. Booth resigned as Chief Financial Officer effective September 8, 2009. He was re-appointed Chief Financial Officer in January 2010 and served in that capacity until December 2010.
(8)	The bonus amount for 2010 includes a transition bonus of $133,333 payable to Mr. Booth pursuant to an amended separation agreement between the Company and Mr. Booth.

The fiscal bonus was paid in shares of Class A Common Stock based on the $9.28 per share closing price of the Company’s Class A Common Stock on February 14, 2012, rounded down to the nearest whole share.

Amendment to 2003 Omnibus Equity Incentive Plan

At the 2012 Annual Meeting of stockholders of the Company on February 13, 2012 (the “Annual Meeting”), the stockholders approved the amendment of the Company’s 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Equity Incentive Plan”). The 2003 Omnibus Equity Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock awards, performance unit awards and performance share awards to eligible participants. More details regarding the 2003 Omnibus Equity Incentive Plan are included in the Company’s definitive proxy statement for its Annual meeting and are incorporated herein by reference. A copy of the Plan as amended and restated is attached hereto as Exhibit 10.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 13, 2012, at the Annual Meeting, the following proposals were submitted to the stockholders:

1.	The election of six directors to serve until the 2013 Annual Meeting and until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2012.

3.	The approval of an amendment to the 2003 Omnibus Equity Incentive Plan.

For more information about the foregoing proposals, see the Company’s proxy statement dated January 9, 2012, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Common Stock are entitled to one vote per share and holders of the Company’s Class B Stock are entitled to the lesser of ten votes per share or 49% of the total number of votes of Common Stock and Class B Stock which are voted for a director or on a proposal. Holders of the Company’s Common Stock and holders of the Company’s Class B Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal One:

The following individuals were elected to serve as directors until the Company’s next annual meeting and until their respective successors are elected and qualified by the votes set forth in the following table:

Director Nominee	For	Withheld	Broker Non-Votes
William E. Brown	8,667,263	4,367,075	1,933,985
Brooks M. Pennington III	8,739,294	4,330,339	1,933,985
John B. Balousek	6,023,249	5,715,522	1,933,985
David N. Chichester	16,787,973	225,513	1,933,985
Alfred A. Piergallini	6,094,622	5,679,122	1,933,985
John R. Ranelli	16,789,541	224,713	1,933,985

Proposal Two:

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
20,984,755	30,214	3,730	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal Three:

The stockholders approved an amendment to the 2003 Omnibus Equity Incentive Plan, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
10,699,292	6,489,520	21,085	1,933,985

Item 9.01	Financial Statements and Exhibits

4.1	Second Supplemental Indenture, dated as of February 13, 2012, among the Company, certain subsidiary guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated February 13, 2012, among the Company, certain subsidiary guarantors parties thereto, and the Initial Purchasers.

10.2	2003 Omnibus Equity Incentive Plan, as amended and restated effective February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

Dated: February 15, 2012